EXHIBIT 3.3

RFMC WILLOWBRIDGE FUND, L.P.

FOURTH AMENDMENT TO

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

This FOURTH AMENDMENT  TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, dated as of March 10, 2010 (this “Amendment”), to the Amended and Restated Limited Partnership Agreement of RFMC Willowbridge Fund, L.P., a Delaware limited partnership (the “Partnership”), dated as of April 5, 1998, as amended by that First Amendment to Amended and Restated Limited Partnership Agreement dated as of December 31, 2002, that Second Amendment to Amended and Restated Limited Partnership Agreement dated as of November 12, 2003 and that Third Amendment to Amended and Restated Limited Partnership Agreement dated as of September 8, 2006 (collectively, the “Agreement”), is made and entered by and between Ruvane Fund Management Corporation, a Delaware corporation, as the general partner of the Partnership the (“General Partner”), and the limited partners of the Partnership. The limited partners of the Partnership shall be referred to herein as “Limited Partners” with the General Partner and the Limited Partners hereinafter referred to as the “Partners”.

WHEREAS, it is desired that the Agreement be amended to provide for the matters set forth herein;

NOW, THEREFORE, the is amended as follows:

1.           Amendment.

(a)           The Agreement is amended hereby so that the name of the Partnership is changed from “RFMC Willowbridge Fund, L.P.” to “RFMC Tactical Advisors Fund, LP” and every reference in the Agreement to “RFMC Willowbridge Fund, L.P.” shall be replaced by the words “RFMC Tactical Advisors Fund, LP”

2.           Effectiveness.

This Amendment shall be effective as of the date hereof.

3.           Governing Law.

The parties agree that this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

4.           Amendment.

On and after the date hereof, any reference in the Agreement to “this Agreement,” or words of like import, shall mean the Agreement as amended hereby.

IN WITNESS WHEREOF, this Fourth Amendment to Amended and Restated Limited Partnership Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

General Partner

RUVANE FUND MANAGEMENT CORPORATION

By:  ___________________________________
Robert L. Lerner
President